Exhibit 99.1

PBF Energy Announces Pricing of $725 Million of 7.25% Senior Notes due 2025

PARSIPPANY, NJ – May 22, 2017 – PBF Energy Inc. (NYSE: PBF) (“PBF Energy”) announced today that its indirect subsidiary, PBF Holding Company LLC (“PBF Holding”), priced $725 million in aggregate principal amount of 7.25% senior notes due 2025 (the “Notes”) in a private offering. The offering is expected to close on May 30, 2017, subject to customary closing conditions. The Notes will be co-issued by PBF Finance Corporation, a wholly owned subsidiary of PBF Holding.

PBF Holding intends to use the net proceeds from the offering to fund the previously announced cash tender offer for any and all of its outstanding 8.25% senior secured notes due 2020 (the “2020 Notes”), pay the related redemption price and accrued and unpaid interest for any 2020 Notes that remain outstanding after the completion or termination of the tender offer, and for general corporate purposes. The closing of the tender offer remains subject to the satisfaction of the terms and conditions of such tender offer. The closing of the offering of the Notes is conditioned on the satisfaction and discharge of the 2020 Notes.

The Notes to be offered and sold have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes purchased by the initial purchasers will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements”. These forward-looking statements include, without limitation, the company’s expectations with respect to the offering and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, the risks relating to the offering not closing and the securities market generally, and the risks disclosed in the company’s filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.1% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994